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                                                                   EXHIBIT 10.11


                                 DEDHAM PLACE

                                 OFFICE LEASE

                           MICROTRAC SYSTEMS, INC.

Made this 31st day of March, in the year one thousand nine hundred and ninety three by and between Dedham Place Office Associates Limited Partnership, a Massachusetts limited partnership (hereinafter called the "Landlord", which expression shall include his heirs, executors, successors and assigns where the context so admits), and Micro Trac Systems, Inc., a Massachusetts corporation (hereinafter called the "Tenant", which expression shall include its successors and assigns or executors and administrators where the context so admits).





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WITNESSETH, that in consideration of the rent and covenants herein reserved and contained on the part of Tenant to be paid, performed and observed, Landlord does hereby demise and lease unto Tenant, and Tenant does hereby lease from Landlord the premises described in Article II hereof.

W I T N E S S E T H :

ARTICLE 1

Reference Data and Definitions

1.01.       Reference Data.

LANDLORD'S REPRESENTATIVE:  Kurt W. Saraceno

LANDLORD'S ADDRESS (FOR PAYMENT OF RENT):
                        Dedham Place Office Associates
                        Limited Partnership
                        c/o Kurt Saracen
                        57 Wells Avenue
                        Newton, Massachusetts  02159

LANDLORD'S ADDRESS (FOR NOTICES AND COMMUNICATIONS):

                        Kurt-Saracen Associates
                        Attn:  Amy Gough
                        57 Wells Avenue
                        Newton, Massachusetts  02159

TENANT'S ADDRESS (FOR NOTICE AND BILLING):  Dedham Place, Dedham, MA  02026

TENANT'S REPRESENTATIVE:                        George Engdahl
                                                          Treasurer/CFO

PREMISES:   One Dedham Place, Dedham, Massachusetts  02026

RENTABLE AREA OF PREMISES:          12,237 Square Feet

RENTABLE AREA OF THE BUILDING:      160,000 Square Feet

TENANT'S SPACE PLAN DELIVERY DATE:  March 3, 1993

TERM COMMENCEMENT DATE: Later of April 15, 1993 or Substantial Completion Date

RENT COMMENCEMENT DATE: A date nine (9) months following the Term Commencement Date.

LEASE TERMINATION DATE: See Section 3.02.

INITIAL TERM: Three (3) Years and Two (2) Months. Refer to Section 3.02

BASIC RENT: $17.00 PER SQUARE FOOT OF RENTABLE AREA PER YEAR
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                            $208,029.00 PER YEAR $17,335.75 PER MONTH
                            1% penalty automatically accessed if rent not paid within ten (10) days of due date.

BASIC RENT CONCESSION: Nine (9) Months based upon Tenant's payment of Tenant's share of the build-out described in Exhibit D.

OPERATING EXPENSE BASE: 1993 Actuals adjusted for Tenant's actual use based upon partial year of occupancy (Landlord's contribution towards Tenant's Operating Expenses). Tenant agrees to pay any operating expenses in excess of the operating expense base.

Landlord will provide Tenant with five keys with no charge to Tenant. Additional keys will be charged to Tenant.

OPTION TO EXTEND: One (1) Three (3) year option to renew at 90% of the then market value. Refer to Section 3.03.

OPTION TO EXPAND: Refer to Section 2.03.

PARKING: Landlord shall provide Tenant with adequate parking in the covered garage in the building below. Landlord shall also provide Tenant with seven (7) exclusive parking spaces for the sole use.

DEDHAM HILTON USE: Landlord shall provide Tenant with five (5) health club memberships to the Dedham Hilton Health Club. Landlord will provide a suitable grass area at the Dedham Hilton for a volleyball court.

PERMITTED USES: GENERAL OFFICE, SALES, TRAINING AND RESEARCH AND DEVELOPMENT CONSISTENT WITH A FIRST CLASS OFFICE BUILDING.

1.02. General Provisions. For all purposes of this Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

      (a) The words herein, hereof, hereunder and other words of similar import refer to this Lease as a whole and not to any particular article, section or other subdivision of this Lease.

      (b) A pronoun in one gender includes and applies to the other gender as well.

      (c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

      (d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

      (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

      (f) All references in Section 1.01 hereof are subject to the specific definitions thereof (if any) in Section 1.03 hereof.

1.03. Terms Defined. Each term or expression set forth above in Section 1.01 hereof or below in this Section 1.03 has the meaning stated immediately after it.
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      Additional Rent. All sums and other charges (other than Basic Rent) due from Tenant to Landlord or incurred by Landlord as the result of a Default.

      Additional Services. Services provided to Tenant or in respect of the Premises which are not described in Exhibit A hereto.

      Adjusted Operating Expense Base. The amount determined by multiplying the Operating Expense Base by the Adjustment Factor.

      Adjustment Factor. With respect to the First Calendar Year and the Last Calendar Year, the percentage computed by dividing (i) the number of days of each such period falling within the Lease Term by (ii) 365.

      Affiliate. With respect to any specified Person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term control when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled by have meanings correlative to the foregoing.

      Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of a Permitted Use therein.

      Basic Rent. Rent agreed upon by Landlord and Tenant and referred to in
Section 1.01.

      Basic Services. The services described in Exhibit A hereto.

      Building. The building currently existing on the Land.

      Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.

      Calendar Year. The First Calendar Year, the Last Calendar Year and any full calendar year (January 1 through December 31) occurring during the Lease Term.

      Common Areas. All areas devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the provision of Services or the use of all occupants of multi-tenant floors or all occupants of the Building.

      Control. As defined in the definition of Affiliate.

      Corporation. A corporation, company, association, business trust or similar organization wherever formed.

      Extension Option. As set forth in Section 3.03.

      Extension Period. The additional three (3) year period resulting from Tenant's exercise of its Extension Option.
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      First Calendar Year. The partial Calendar Year period commencing on the
Term Commencement Date and ending on the next succeeding December 31.

      Force Majeure. Acts of God, strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of the public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or Default of the other party to this Lease or any other reason beyond the control of any party to this Lease; provided, however, lack of money shall not be deemed such a cause.

      Governmental Authority. United States of America, the Commonwealth of Massachusetts, the Town of Westwood/Dedham, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.

      Initial Term. The initial lease period beginning on the Term Commencement Date and ending three (3) years and two (2) months later.

      Insolvency. The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such Person, or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an insolvency hereunder.

      Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).

      Land. The Land at One Dedham Place, in the Town of Westwood/Dedham, Commonwealth of Massachusetts.

      Landlord's Contribution. The amount contributed by Landlord as a credit toward the cost of finishing the Premises shown on Exhibit D.

      Landlord's Work. The work to be done by Landlord with respect to the Premises described in the Work Letter (see Exhibit D).

      Last Calendar Year. The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs of the Lease Term and ending on the Lease Termination Date.

      Lease Term. The period commencing on the Term Commencement Date and ending on the Lease Termination Date.
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      Lease Termination Date. The earlier to occur of (1) the Stated Expiration
Date, (2) the termination of this Lease by Landlord as the result of an Event of Default, (3) the termination of this Lease pursuant to Articles 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.

      Lease Year. A period commencing on the Term Commencement Date (or an anniversary thereof) and ending on the day before the next succeeding anniversary thereof. For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof. The last Lease Year shall end on the Lease Termination Date.

      Legal Requirements. All statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts of appurtenances of the Premises or Building or to any condition or use thereof and the provisions of all Authorizations.

      Occupancy Arrangement. With respect to the Premises or any portion thereof or the Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, any tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies the Premises for any purpose.

      Operating Expense Base. Set forth in Section 1.01 as Landlord's contribution towards the payment of Tenant's operating expenses. Tenant agrees to pay any operating expenses on an annual basis in excess of the Operating Expense Base.

      Operating Expenses. All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building (including all facilities in operation on the Term Commencement Date and such additional facilities in subsequent years as may be reasonably determined by Landlord to be necessary or beneficial for the operation of the Building) and Land and the provision of Basic Services, including but not limited to (a) wages, salaries, fees and cost to Landlord of all Persons engaged in connection therewith, including all Taxes , insurance and benefits relating thereto, (b) the cost of
(i) all supplies and materials, electricity and lighting, (ii) water, heat, air conditioning, and ventilating for the Building, (iii) all maintenance, janitorial, and service agreements, (iv) all insurance, including the cost of casualty and liability insurance applicable to the Building and onal property used in connection therewith, (v) repairs, snow plowing and general maintenance,
(vi) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles, (vii) all real estate taxes or other taxes associated with the Building, (viii) pursuing an application for an abatement of taxes pursuant to Section 6.06 hereof to the extent not deducted from the abatement, if any, received, (ix) independent auditors, (x) Landlord's central accounting functions, and (xi) office space for the manager of the Building, and
(c) management fees. Operating Expenses shall not include (i) capital items except as provided above or (ii) specific costs billed to and paid by specific tenants. Operating expenses shall be determined on the accrual basis in accordance with generally accepted accounting principles which shall be consistently applied.

      Partial Taking. Any Taking which is not a Total Taking.

      Permitted Exceptions. Any liens or encumbrances on the Premises in the nature of (a) liens for Taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Persons to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder, (d) mortgages of record, and (e) Title Conditions.
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      Person. An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      Premises. The space in the Building shown and outlined in Exhibit E hereto.

      Proceeds. With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.

      Prohibited Occupancy Arrangement. An Occupancy Arrangement which provides for any rent or other payment based in whole or in part on the net income or profits derived by any Person from the Premises.

      Rent. Basic Rent and all Additional Rent.

      Rent Commencement Date. The date upon which rent payments begin being the date following a period of nine (9) months following the Term Commencement Date.

      Rentable Area of the Premises. The number of square feet stated in Section 1.01, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof. The calculation was made according to the following formula:

      (i) On single tenant floors, the usable area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of Common Areas.

      (ii) On multi-tenant floors, the usable area measured from the inside surface of the outer glass of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of Common Areas.

      Rules and Regulations. Reasonable Rules and Regulations promulgated by Landlord and uniformly applicable to Persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit C.

      Services. Basic Services and Additional Services.

      Special Work. Work done in or with respect to the Premises which is not part of Landlord's Work or the cost of which exceeds Landlord's Contribution.

      Stated Expiration Date. The later to occur of (i) the last day of the Initial Term or (ii) the last day of the Extension Period.

      Substantial Completion Date. The date on which the Premises together with the appurtenant areas of the Building necessary for access and service thereto, have been completed in accordance with Article 7 hereof except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonably tenantable for the Permitted Uses and because of season or weather or nature of the item cannot practicably be done at the time.
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      Taking. The taking or condemnation of title to all or any part of the Land or the possession or use of the Building or the Premises by a competent Person for any public use or purpose or any proceeding or negotiations which might result in such taking or any sale or lease in lieu of or in anticipation of such a taking.

      Taxes. All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof and the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

      Tenant. As defined in the preamble hereof.

      Tenant's Cost. The cost of work done in connection with the completion of the Premises in excess of (i) the cost of Landlord's Work and (ii) Landlord's Contribution.

      Tenant's Share. The percentage of the Rentable Area of the Building represented by the Rentable Area of Premises.

      Term Commencement Date. The earlier of (a) April 15, 1993 or (b) the Substantial Completion Date, (c) any other date for such commencement determined in accordance with said Article 7.

      Title Conditions. All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable.

      Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Building or (b) such title to or easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

      Working Drawings. The Working Drawings for the finishing of the Premises developed by Landlord and Tenant in accordance with the Work Letter, which shall be substantially in the form attached hereto as Exhibit D.

      Work Letter. The agreement between Landlord and Tenant with respect to the finishing of the Premises, which shall be substantially in the form attached hereto as Exhibit D.

ARTICLE 2

Premises; Appurtenances

2.01. Premises. Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building;
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provided that such work is done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises.

2.02. Appurtenances. Tenant may use the Common Areas and the Land as appurtenant to the Premises for the purposes for which they were designed.

2.03. Expansion Option. Tenant shall have right of first refusal offer on any space on the same floor of the building as the Premises which becomes vacant during the Lease Term.

ARTICLE 3
Term

3.01. Term Commencement. The Lease Term shall commence on the Term Commencement Date.

3.02. Termination. The Lease Term shall end on the Lease Termination Date.

3.03. Extension Option. Tenant may, at its option, renew the lease for an additional three (3) year period, and the Basic Rent shall be equal to 90% of the Fair Rental Value of the Premises but not less than the current rent of the lease. The Fair Rental Value of the Premises shall be determined as follows: upon Tenant's request, at lease six months prior to the end of the Initial Term, Landlord will provide Tenant a written estimate of the current Fair Market Rental Value of the Premises. If Tenant disagrees with such estimate, and the parties are unable to mutually agree upon the Fair Market Rental Value, the parties will mutually agree upon an independent expert who will make the final decision as to the current Fair Market Rental Value. Once the Fair Market Rental Value of the Premises has been determined, Tenant shall have one (1) month to exercise its option to renew by providing Landlord with written notice of Tenant's intent to renew.

ARTICLE 4
Rent

4.01. Basic Rent. Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Notwithstanding the preceding sentence, no Basic Rent shall be due or payable hereunder prior to the Rent Commencement Date. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term occurring after the Rent Commencement Date. The first installment of Basic Rent shall be paid on the Rent Commencement Date. Subsequent installments of Basic Rent shall be paid on the first day of every calendar month thereafter. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated and paid on the Rent Commencement Date and the first day of the calendar month in which the Stated Expiration Date is to occur.

4.02. Computation of Basic Rent. The Basic Rent for the Initial Term shall be as stated in Article 1.01 hereof. Notwithstanding the preceding sentence , no Basic Rent shall be due or payable hereunder, nor shall any Basic Rent accrue, prior to the Rent Commencement Date. The Basic Rent for each Lease Year in the Extension Period shall be as set forth in Section 3.03. Basic Rent so determined shall be exclusive of (and in addition to) amounts due hereunder for Taxes, Operating Expenses and estimated costs of electrical service.

4.03. Late Penalty. Tenant agrees to pay a late charge of one and one-half (1-1/2%) percent per month of any monthly rental payment which is not made on or before the 10th day of the month in which it is due. In addition, Tenant agrees to pay Landlord's reasonable collection fees (including legal expenses) in the event that Tenant fails to pay Rent when due.

ARTICLE 5
Use of Premises
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5.01. Use Restricted. The Premises may be used for the Permitted Uses and for no other purpose. No improvements may be made in or to the Premises except as otherwise provided in this Lease.

5.02 Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof, including but not limited to engineering and legal fees, shall be paid by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

ARTICLE 6
Operating Expenses;

6.01. Operating Expenses. If with respect to any Calendar Year, Tenant's Share of Operating Expenses exceeds the Operating Expense Base, Tenant shall pay to Landlord the amount of each such excess. Any amount due with respect to this
Section 6.01 shall be due on the date which is thirty (30) days after receipt by the Tenant of the statement described in Section 6.02 hereof. If said payment is not made within thirty (30) days Tenant agrees to pay a late charge of 1-1/2% per month.

6.02. Annual Statement of Additional Rent Due. Within a reasonable time after the end of each Calendar Year, Landlord shall render to Tenant a statement, prepared in accordance with generally accepted accounting practices, showing (i) for the Calendar Year just ended Operating Expenses and (ii) for the then current Calendar Year, an estimate of (a) Operating Expenses and (b) Tenant's obligation under Section 6.01.

6.03. Monthly Payments of Additional Rent. Tenant shall pay to Landlord in advance for each calendar month of the Lease Term falling between receipt by Tenant of the statement described in Section 6.02 and receipt by Tenant of the next such statement, as Additional Rent an amount equal to 1/12th of Tenant's estimated obligation under Section 6.01 shown thereon. Any amounts due shall be paid in advance on the first day of each calendar month during the Lease Term. Tenant agrees to pay a late charge of one and one half (1-1/2%) percent per month of any Additional Rent payment which is not made on or before the 10th day of the month in which it is due. In addition, Tenant agrees to pay Landlord's reasonable collection fees (including legal expenses) in the event that Tenant fails to pay any Additional Rent when due. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default).

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6.04. Accounting Periods. Landlord shall have the right from time to time to change the periods of accounting hereunder to any annual period other than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

6.05. Abatement of Taxes. Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. Landlord shall make such an application at any time tenants occupying more than 60% of the Rentable Area of the Building under written Occupancy Arrangements directly with the Landlord request that Landlord do so. If (i) such an application is successful and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) pay to Tenant Tenant's Share (adjusted for any period for which Tenant had made a partial payment) of abatement, with interest, if any, paid by the Governmental Authority on such abatement and (c) retain the balance, if any. Landlord will adjust the tax portion of the operating expense base to reflect any abatement.

ARTICLE 7
Improvements, Repairs, Additions, Replacements

7.01. Preparation of the Premises. Landlord shall do Landlord's Work. All other work must be of a quality equal to or better than Landlord's work as approved by Landlord's representative. Landlord shall also do the work described in the Working Drawings, subject to the provisions of the Work Letter. If (i) the cost of such work exceeds Landlord's Contribution or (ii) Landlord further agrees to do, at Tenant's request, any Special Work, Tenant shall pay the amount of Tenant's Cost to Landlord in accordance with the Work Letter. If Tenant delays Landlord's work for any reason including but not limited to Tenants delays in providing plans or change orders in work to be completed, then the rent commencement date shall be adjusted to reflect said delays and rent shall commence on an earlier date reflecting the number of days Tenant's delay has caused.

7.02. Tenant's Access to the Premises. Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises prior to the Term Commencement Date in order to do such work as may be required to make the Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to the Term Commencement Date, such permission shall be conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and the general contractor and with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion or operation of the Building, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and pros of this Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the premises or to properties placed therein prior to the Term Commencement Date, the same being at Tenant's sole risk.

7.03. Alterations and Improvements. Landlord shall install a sign on the Premises, in accordance with Landlord's signage program for the Building, stating Tenant's name, and shall also list Tenant's name on the building directory. Tenant shall not make alterations or additions to the Premises except in accordance with plans and specifications therefor first approved by Landlord. Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatment of any kind or make improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent. Without limitation, Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which would (a) delay completion of the Premises or the Building, or
(b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) the cost of (a) construction or (b) insurance or (ii) Taxes. All alterations and additions, made with Landlord's consent, shall be part of the Premises except those alterations and additions which are personal property of Tenant and are removable without damage to the Premises. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord.

7.04. Maintenance and Repair. (a) Landlord, at his sole cost and expense, shall maintain and repair all structural portions of the Building, including, without limitation, the roof, the foundation and all support walls, columns and exterior facings, unless such repairs are due to the fault or negligence of Tenant or its servants, agents, employees, licensees or invitees.

      (b) Landlord shall maintain and repair all floors, ceilings, window and door frames, conduits and pipes and the plumbing, electrical, heating and air conditioning systems of the Building, unless such repairs are due to the fault or negligence of Tenant or of its servants, agents, employees, licensees or invitees.

      (c) Landlord shall maintain and repair all exterior areas of the Property, including the watering, cutting and pruning of grass and shrubs in landscaped areas, the removal of snow, ice, refuse and debris from the sidewalks, walkways and parking areas of the Property and the striping, repairing and lighting of said parking and walkway areas, unless such repairs are due to the fault or negligence of Tenant or its servants, agents, employees, licensees or invitees.

      (d) Except for repairs which are Landlord's express responsibility as set forth in Section 8.01, Tenant shall keep the Premises in the same condition and repair as they were in at the beginning of the Term, reasonable wear and tear, damage by fire or other casualty, or act or omission of Landlord or its employees or agents and Taking by eminent domain excepted. Tenant shall replace any glass which may be damaged or broken with glass of the same quality at Tenant's expense (if caused by the action of Tenant or its employees or agents). Tenant, prior to vacating the Premises, shall shampoo all carpets. Tenant further agrees to clean and repair walls, ceilings and millwork.

      (e) Tenant shall make no alterations, improvements, or additions to the Premises of a structural nature. Tenant may make only non-structural alterations and only after obtaining Landlord's prior written consent. All such alterations by Tenant shall be done in good and workmanlike manner and by Landlord or its Affiliates at competitive costs. Tenant agrees to pay for Landlord's reasonable supervision expenses in the event that Tenant hires an outside contractor to make any alterations or improvements to Tenant's Premises. At the expiration or other termination of this Lease, the Premises shall remain in their altered condition with all improvements and additions becoming the property of the Landlord, except as to improvements or additions which are personal property of Tenant and are removable without damage to the Premises.

      (f) Tenant covenants that it will permit Landlord and its agents to examine the Premises at reasonable times, and that it will permit Landlord to enter the Premises without charge or reduction in rent to make such repairs, improvements, alterations or additions as may be required in order to comply with the requirements of this Lease or of any public authority having jurisdiction, or to make repairs which

Tenant may have failed promptly to make pursuant to Tenant's covenants hereunder. If such work is not of an emergency nature, it shall be done only after reasonable notice to Tenant and in such a manner as will least interfere with Tenant's operations.

      7.05. Redelivery. On the Lease Termination Date, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever except (i) Permitted Exceptions and (ii) encumbrances, restrictions or reservations caused by or consented to by Landlord. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or casualty only excepted) with all damages occasioned by Tenant's removal of Tenant's fixtures or equipment repaired to Landlord's satisfaction.

ARTICLE 8
Building Services

8.01. Building Services. Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services.

8.02. Other Janitors. No persons shall be employed by Tenant to do janitorial work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

8.03. Additional Services. Tenant will pay the Landlord a reasonable charge for any extra cleaning (including periodic shampooing of carpets as needed) of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost. All charges for Additional Services shall be due and payable within thirty
(30) days of the date on which they are billed.

8.04. Limitations on Landlord's Liability. Landlord shall not be liable in damages, nor in default hereunder, for any failure or delay in furnishing any Basic Service or Additional Service when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant. No such failure or delay shall be held or pleaded as an eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or any abatement of Rent or of any of Tenant's obligations under this Lease.

ARTICLE 9
Tenant's Particular Covenants

9.01. Pay Rent. Tenant shall pay when due all Rent, Additional Rent and, all charges of Landlord for Additional Services rendered to the Premises. In addition, Tenant agrees to pay Landlord's reasonable collection fees (including legal expenses) in the event that Tenant fails to pay rent when due.

9.02. Occupancy of the Premises. Tenant shall occupy the Premises continuously from the Term Commencement Date for the Permitted Uses only. Tenant shall not
(i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area, (iii) permit in the Premises any inflammable fluids or chemicals not reasonably related to the Permitted Uses nor
(iv) permit any nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building. Tenant agrees to give Landlord at least five (5) days prior written notice before moving any furniture or equipment into the Building or prior to vacating the Premises.

9.03. Rules and Regulations. Tenant shall not obstruct in any manner any portion of the Building or the Land. Tenant will comply with all Rules and Regulations.

9.04. Equipment. Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's business machines and mechanical equipment which cause or may cause air-borne or structure-borne vibration or noise, whether or not it may be transmitted to any other premises so as to eliminate such vibration or noise. (Live Load Limits: Seventy (70) pounds per square foot)

9.05. Electrical Equipment. Tenant shall not, without prior written notice to Landlord in each instance connect to the Building electric distribution system anything other than normal office equipment for a software development company. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.

9.06. Pay Taxes. Tenant shall pay promptly when due all taxes upon its personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.

9.07. Tenant shall provide Landlord with its most recent audited financials within ten (10) days of such request. Landlord shall treat such information as strictly confidential.

ARTICLE 10
Requirements of Public Authority

10.01. Legal Requirements. Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements and shall act in conformity with all applicable laws, ordinances, by-laws, rules and regulations of the appropriate governmental authorities. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10. Landlord represents and warrants that, during the Term hereof, Tenant's permitted uses will not violate any Legal Requirements.

10.02. Contests. Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

ARTICLE 11
Covenant Against Liens

11.01. Mechanics Liens. Landlord's right, title and interest in the Premises or the Land or the Building shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within ninety (90) days after the filing thereof.

11.02. Right to Discharge. Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid ninety (90) day period or to satisfy such liens within ninety (90) days after any judgment in favor of such lien holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.

ARTICLE 12
Access to Premises

12.01. Access. Landlord or Landlord's agents and designees shall have the right, but not the obligation, to enter upon the Premises at all reasonable times during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers and tenants, but in the latter case only during the last nine (9) months of the Lease Term.

ARTICLE 13
Assignment and Subletting:
Occupancy Arrangements

13.01. Subletting and Assignment. Tenant shall not (either voluntarily or by operation of law) enter (Nor may Landlord cause, suffer or permit Tenant to enter) into a Prohibited Occupancy Arrangement, and any Prohibited Occupancy Arrangement shall be absolutely void and ineffective for any purpose. Tenant shall not enter into any other Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is a Subsidiary Company or Affiliate of Tenant) without the prior written consent of Landlord. Landlord may withhold approval of any Subtenant if Tenant is in default under the Lease or if the Subtenant is one of Landlord's existing Tenants.

If the Landlord consents to such Occupancy Arrangement Tenant shall remain liable for the payment and performance of the terms and covenants of this

Lease. Tenant agrees to disclose the terms of any sublease arrangement to Landlord prior to signing said sublease. Tenant agrees to pay Landlord's reasonable legal fees associated with any sublease or assignment.

ARTICLE 14
Indemnity

14.01. Tenant's Indemnity. To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees arising from injury to person or property sustained by anyone in and about the Premises or the Building or the Land to the extent resulting from any act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees provided that the Landlord notifies Tenant promptly in writing of any such action, gives Tenant sole control of the defense and/or settlement of such action, and cooperates fully in any such defense or settlement. This indemnity obligation shall not apply to claims resulting from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful default of Landlord, no part of said damage or loss shall be charged to or borne by Landlord.

14.02. Landlord's Liability. Except for its intentional acts or negligence or the intentional acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time while in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or sublessees.

ARTICLE 15
Insurance

15.01. Liability Insurance. Tenant shall provide or cause to be provided at its expense, and keep in force during the Lease Term, general comprehensive liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount not less than One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.00) with respect to injury or death to more than one person in any one accident or other occurrence and One Hundred Thousand Dollars ($100,000.00) with respect to damages to property. Such policy or policies shall include Landlord as an additional insured. Tenant agrees to deliver certificates of such insurance to Landlord prior to the Term Commencement Date and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be cancelable without ten (10) days' written notice to Landlord.

15.02. Casualty Insurance. Landlord agrees to maintain fire and casualty insurance on the building at customary levels.

ARTICLE 16
Waiver of Subrogation

16.01. Waiver of Subrogation. All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement.

16.02. Waiver of Rights. Landlord and Tenant each hereby waive all claims, causes of action and rights or recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which shall occur on or about the Premises and shall result from any of the perils insured under any and all policies of insurance maintained by Landlord and Tenant, regardless of cause, including the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but only to the extent of recovery, if any, under such policy or policies of insurance; provided, however, that this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver.

ARTICLE 17
Damage or Destruction

17.01. Substantial Damage. If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged) or if as a result any mortgagee of the Building requires that Proceeds payable be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage.

17.02. Restoration. If Landlord does not terminate this Lease pursuant to
Section 17.01, Landlord shall, within seventy-five (75) days after such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty to the extent of Landlord's Work and the value of Landlord's Contribution. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises are unfit for occupancy for any consecutive sixty (60) day period , Tenant may terminate Agreement.

ARTICLE 18
Eminent Domain

18.01. Total Taking. If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

18.02. Partial Taking. If there occurs a Partial Taking, either party (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to the other within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If upon any such Partial Taking this lease is not terminated, Rent shall be abated by an amount representing that part of the Rent allocated to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of Landlord's Work and the value of Landlord's Contribution.

18.03. Awards and Proceeds. All Proceeds payable in respect of a Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

18.04. Notice. Landlord shall provide Tenant with prompt notice upon receipt of any information relating to the possibility of a Partial or Total Taking.

ARTICLE 19
Quiet Enjoyment

19.01. Landlord's Covenant. Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

19.02. Subordination. This Lease is and shall be subject and subordinate to any mortgage now or hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section 19.02 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee shall succeed to the interest of Landlord then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as its Landlord.

19.03. Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any such mortgagees exist and have previously been identified to Tenant, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a thirty
(30) days thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition.

19.04. Other Provisions Regarding Mortgagees. If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if
(i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee so assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any of Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.10 hereof.

ARTICLE 20
Defaults; Events of Default

20.01. Defaults. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such conditions have been met, constitute Events of Default hereunder:

      (1) The occurrence of any event set forth in Article 21 hereof;

      (2) The failure of Tenant to pay rent when the same shall be due and payable and the continuance of such failure for a period of twenty (20) days after receipt by Tenant of notice in writing from Landlord specifying such failure;

      (3) The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01 and 25.03 hereof; and

      (4) The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of twenty (20) days after receipt by Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure.

20.02. Tenant's Best Efforts. In the event that the Default of which Landlord gives notice is of such a nature that it cannot be cured within such twenty (20) day period, then such Default shall not be deemed to continue so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No Default shall be deemed to continue if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

ARTICLE 21
Insolvency

21.01. Insolvency. If (1) there occurs with respect to Tenant an Insolvency or
(2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.

ARTICLE 22
Landlord's Remedies; Damages on Default

22.01. Landlord's Remedies. If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, which date shall be not less than seven (7) Business Days after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term has elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services.

22.02. Surrender. Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord. Upon or at any time after any such termination, may without further notice, enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

22.03. Right to Relet. At any time or from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting as long as Landlord makes reasonable efforts to relet on commercially reasonable terms. In the event of Tenant's default, Tenant shall be liable to Landlord for all reasonable expenses including but not limited to legal, brokerage expenses associated with reletting, construction and rent differential.

22.04. Survival of Covenants. No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out or in connection with such termination.

In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Default:

      (1) The aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, discounted to present value at a reasonable rate plus;

      (2) All of Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting; less

      (3) The fair and reasonable rental value for the same period.

If the Premises or any part thereof are relet by the Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

22.05. Right to Equitable Relief. If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

22.06. Right to Self Help; Interest On Overdue Rent. If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default. In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sum plus all overdue unpaid Rent not paid when due and (iii) all necessary incidental costs (including legal costs) and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

22.07. Further Remedies. Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes; but Tenant in such case shall remain liable to Landlord as hereinbefore provided. In the event of Tenant's default under Article 20 or 21, Tenant shall be liable to Landlord for the legal expenses incurred in the event of Tenant's default.

ARTICLE 23
Waivers

23.01. No Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord of any of its rights hereunder. No waiver by Landlord at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

ARTICLE 24
Security Deposit

Tenant deposited N/A as security for the premises. Landlord may deduct late penalties and past due Rent from this security deposit. The balance of said Security Deposit shall be fully refunded to Tenant upon termination of this Lease.

ARTICLE 25
General Provisions

25.01. Force Majeure. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

25.02. Notices and Communications. All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by first-class mail, postage prepaid, to the following addresses:

      (a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as the Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or

      (b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord.

Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by first-class registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Date following the mailing thereof or (ii) the day of its receipt, if a Business Date, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

25.03. Certificates, Estoppel Letter. Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other Person specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted, (c) as to the existence of any Default or Event of Default, (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (e) as to the Term Commencement Date and Stated Expiration Date, and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Tenant shall in addition, within five (5) Business Days of the Term Commencement Date, execute and deliver to Landlord a tenant estoppel letter substantially in the form attached hereto as Exhibit B.

25.04. Holding Over. If Tenant occupies the Premises after the Lease Termination Date without having entered into a new lease of the Premises with Landlord, Tenant shall be a tenant-at-sufferance only subject to all of the terms and provisions of this Lease at one and one half (1 1/2) times the then effective Basic Rent. Such a holding over, even if with the consent of Landlord, shall not constitute an extension or renewal of this Lease.

25.05. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

25.06. Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.07. Notice of Lease. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises, the Lease Term and any other portions thereof, excepting the rental provisions, as either party may request.

25.08. Interpretation; Consents. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein, shall mean only the owner at the time of Landlord's interest herein and upon any sale or assignment (other than as collateral security for a loan) of the interest of Landlord herein, its respective successors in interest and/or assigns shall, during the term of ownership of its respective estates herein, be deemed to be Landlord and the liability of Landlord, if any, hereunder shall in any event be limited to the Landlord's interest in the Building. Consents of approvals required or requested of either Landlord or Tenant shall not be unreasonably withheld or delayed.

25.09 Entire Agreement. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by a writing executed by all parties.

25.10. Parties. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto.

25.11. Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Carleton G. Tarpinian of Kurt Saracen Associates and Austin Smith of Whittier Partners. Landlord and Tenant covenant to hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any other broker or agent with respect to or in connection with this Lease or the negotiation thereof.

25.12 Tenant agrees to pay for any plans, copies of plans or keys requested after Tenant's occupancy of the Premises.



IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as an instrument under seal as of the day and year first above written.

                              LANDLORD: DEDHAM PLACE OFFICE ASSOCIATES
                                        LIMITED PARTNERSHIP

                              BY:       /s/ Dominic J. Saraceno

                                        Dominic J. Saraceno, General Partner
                                        of Dedham Place Office Associates
                                        Limited Partnership But Not Individually

                              TENANT: MicroTrac Systems, Inc.

                              BY:     George E. Engdahl

                              TITLE:  Treasurer/CFO

                              DATE:   March 29, 1993

EXHIBIT A
DEDHAM PLACE
LANDLORD'S SERVICES

I. CLEANING

   A. Lobby and Common Areas (nightly)

      1. Empty all trash receptacles; clean receptacle as needed.

      2. Empty and wipe clean all cigarette urns and ashtrays; replace sand and water as needed.

      3. Vacuum all carpets.

      4. Vacuum all floor mats.

      5. Clean all entrance doors.

      6. Clean and shine all mullions and metal work.

      7. Dust all picture frames.

      8. Dust all architectural or sculpted works or art.

      9. Dust all furniture.

      10. Clean building directory.

      11. Clean all baseboards.

      12. Vacuum elevator carpets; remove stains as needed.

      13. Vacuum and wash all elevator tracks.

      14. Clean, wash and shine all doors, walls, and metal work in elevators.

      15. Clean all exit signs, and hanging fixtures.

   B. Office Areas (nightly)

      1. Remove trash; replace liners as needed.

      2. Wash out trash basket as needed.

      3. Empty and damp wipe all ashtrays.

      4. Clean all blackboards when requested.

      5. Dust all clothing closets, shelving and coat racks.

      6. Clean all glass furniture tops, and display cases.

      7. Remove fingerprints from doors, walls, light switches.

      8. Vacuum all carpeting.

      9. Vacuum all floor mats.

      10. Dry mop all tile floors.

      11. Remove waste to designated area.

      12. Upon completion of work shut off lights and secure doors.

   C. Office Areas (weekly or as needed)

      1. Dust all desk tops, office furniture, picture frames, window sills, horizontal surfaces.

      2. Remove fingerprints from doors, walls, light switches.

      3. Damp mop kitchen and eating area floors.

   D. Office Areas (yearly)

      1. Strip and wax kitchen and eating area floors.

      2. Window cleaning twice yearly.

   E. Lavatories (nightly)

      1. Sweep and wash floors using a disinfectant cleaner.

      2. Wash and polish all mirrors, shelves, brightwork, and enameled surfaces.

      3. Wash and shine all flushometers, piping, and toilet seat hinges.

      4. Wash and wipe dry both sides of all toilet seats.

      5. Wash and disinfect all basins, bowls, and urinals.

      6. Wipe down all tile walls, partitions, dispensers and receptacles.

      7. Dust and clean all powder room fixtures.

      8. Empty and clean paper towel and sanitary napkin receptacles.

      9. Remove wastepaper and refuse from the premises.

      10. Refill all toilet paper, paper towel, soap and sanitary napkin dispensers, materials to be supplied by Landlord unless otherwise arranged with Janitronics.

   F. Offices will not be cleaned on the following Holidays:

          New Years
          Martin Luther King Day
          Washington's Birthday
          Memorial Day
          July 4th
          Labor Day
          Columbus Day
          Veterans Day
          Thanksgiving
          Christmas

      If individual Tenants wish to arrange for additional cleaning services, Tenant shall contact Jim Knights at (617) 965-8030.

II. HEATING, VENTILATING, AND AIR CONDITIONING

      1. Heating, ventilating, and air conditioning ("HVAC") as required to provide reasonably comfortable temperatures for normal occupancy on Business Days (excepting holidays listed above); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

      2. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III. WATER

      Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV. ELEVATORS

      Elevators for the use of all tenants and the general public for access to and from all floors of the Building, Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

V. RELAMPING OF LIGHT FIXTURES

      Tenant will reimburse Landlord for the cost of replacement lamps, ballasts and starters.

VI. CAFETERIA AND VENDING INSTALLATIONS

      1. Any space to be used primarily for lunchroom or cafeteria operation within the Premises shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

      2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted to use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VII. STRUCTURAL AND EXTERIOR MAINTENANCE

      Landlord will maintain the structural components of the Building (roof, elevators, HVAC system (other than the HVAC system dedicated to Tenant's computer room, etc.) in good condition and working order. Landlord will remove snow and maintain landscaped areas of the Land as necessary.

EXHIBIT B
DEDHAM PLACE
TENANT ESTOPPEL LETTER

Attached to and incorporated by reference into a Lease (the "Lease") between
Dedham Place ("Landlord") and                                  ("Tenant"). Terms
defined in or by reference in the Lease not otherwise defined herein shall have the same meanings herein as therein.





Gentlemen:

It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification by the undersigned.

Reference is made to our Lease dated                             , made with the
Landlord (the "Lease"). Terms defined in or by reference the Lease used herein but not otherwise defined herein shall have the same meanings herein as therein.

The undersigned, as Tenant, hereby ratifies the Lease and certifies that:

      1. the Term Commencement Date is                  ;

      2. the undersigned presently occupies the Premises;

      3. the Basic Rent of $       was (is) payable beginning         ( ) months
after the Term Commencement Date;

      4. the Lease is in full force and effect and has not been assigned by us, modified, supplemented or amended in any way (except by agreement(s) dated ) and neither party thereto is in default thereunder except as specified herein;

      5. the Lease represents the entire agreement between Landlord and Tenant;

      6. the Stated Expiration Date is                       ;

      7. all conditions under said Lease to be performed by the Landlord have been performed satisfactorily;

      8. Landlord's Contribution has been made and received;

      9. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by the Landlord;

      10. no Rent has been paid in advance other than the Security Deposit; and,

      11. Basic Rent for                    , 19, has been paid.


Very truly yours,


                  (Tenant)

By:                       (Title)



EXHIBIT C
DEDHAM PLACE
RULES AND REGULATIONS

Attached to and incorporated by reference into a Lease (the "Lease") between
Dedham Place ("Landlord") and                    ("Tenant"). Terms defined in or
by reference in the Lease not otherwise defined herein shall have the same meanings herein as therein.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purpose for which designated, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Repairs resulting from such damage to any such fixtures or appliances from misuse by a tenant shall be paid by him, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors, corridors or other parts of the Building except as shall be first approved by Landlord.

4. Landlord will provide and maintain an alphabetical directory board for all tenants in the Building, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Movement of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the

Building entrances or lobby, shall be restricted to such hours as Landlord may designate, and such movement shall be subject to control of Landlord.

6. Landlord shall have the authority to prescribe the weight and manner that safes, file cabinets and other heavy equipment are positioned.

7. All routine deliveries to a tenant's Premises shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Landlord in writing.

8. All locks for doors in each tenant's Premises shall be building standard and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's written consent. Landlord agrees to furnish tenant five
(5) keys without charge.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenants shall lock all office doors leading to corridors and turn out all lights at the close of their working day.

11. Tenants shall not tamper with or attempt to adjust temperature control thermostats in their respective Premises. Landlord shall adjust thermostats to maintain required temperatures for heating, ventilating and air conditioning.

12. Tenants will comply with any measures instituted for the security of the building which may include the signing in or out in a register in the building lobby after hours and on weekends.

13. Tenants shall not make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business with them.

14. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage or materials in these areas is prohibited.

15. No vending machines of any type shall be allowed in tenant space without the prior written consent of Landlord.

16. No birds or animals shall be brought into or kept in, on or about public or tenant areas.

17. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's Leased Premises or public areas regardless of whether such loss occurs when area is locked against entry or not.

18. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time, be required for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agent, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

19. These rules and regulations shall be uniformly applied to all tenants in the Building.

20. Tenant shall not use extension cords for normal day-to-day electrical needs.

21. All build-out items which Tenant is unsatisfied with and wants addressed after the Term Commencement Date must be brought to Landlord's attention in writing within fourteen (14) days of

Tenant's Term Commencement Date. If said list is not updated every fourteen (14) days, Landlord will assume that all items have been completed and any additional work will be billed to Tenant.

22. Tenant is responsible for the repair of any appliances located within Tenant's office within the rentable area of Tenant's office.




EXHIBIT D
DEDHAM PLACE
WORK LETTER

Tenant will commit in advance to all costs and expenses required to make the space ready for occupancy above Landlord's allowance as described in the attached floor plan, including new carpeting, new paint, and new 2X4 parabolic lighting in common areas and offices. In return, Landlord shall provide Tenant with an additional seven month free rent period so that the total free rent period is equal to nine (9) months.

                               ONE DEDHAM PLACE

                                 OFFICE LEASE

                      RESTRAC (Micro Trac Systems, Inc.)

                               AMENDMENT NO. 1

Reference is made to the Lease dated March 31, 1993 (the "Lease") by and between Dedham Place Office Associates Limited Partnership, a Massachusetts limited partnership (hereinafter "Lessor", which expression shall include its heirs, executors, successors and assigns where the context so admits), and MicroTrac Systems, Inc., a Massachusetts corporation (hereinafter "Lessee", which expression shall include its successors and assigns or executors and administrators where the context so admits). Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

MicroTrac Systems, Inc., a Delaware corporation, doing business as Restrac, is the surviving corporation to a merger with Lessee and assumes all rights and responsibilities thereof designated herein.

For a good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

1.   ARTICLE 1  REFERENCE DATA is hereby amended as follows:

 .    Rentable Area
     of Demised Premises:       23,774
                                12,237 + 11,537 (now Replica)

 .    Rent
     Commencement Date:         The later of March 15, 1995 or
                                Substantial Completion of Replica space.

 .    Term:                      22 Months

 .    Lease Termination
     Date:                      December 31, 1996

 .    Basic Rent:                Existing space at $17.00 per square foot
                                New space at $18.00 per square foot
                                Total square feet at blended rate of $17.50 psf
                                Total:                  $416,045.00 per year
                                                 $34,670.41 per month

 .    Build-out:                 Lessor agrees to build-out Lessee's space
                                on a basis according to plan as
                                attached hereto.

 .    Operating Expense
     Base:                      1994 Actuals

 .    Tenant's
     Representative:            Cynthia G. Eades
                                Chief Financial Officer

 .    Tenant's Space Plan
     Delivery Date:             February 17, 1995

* Right of First Refusal on space below, now occupied by Quebecor Printing Corp.

 .    Rent Build-out
     Concession:                Tenant to pay 1/2 rent until build out expense
                                is recaptured.

All other terms and conditions of the original Lease dated March 31, 1993 remain unchanged and in full force and effect.

Executed as a sealed instrument this 24th day of February, 1995.

                                   LESSOR:     ONE DEDHAM PLACE
                                               (signature)
                                               Dominic J. Saraceno
                                               General Partner of Dedham Place
                                               Office Associates Limited
                                               Partnership and not individually

                                   LESSEE:     Restrac

                                               By: Cynthia G. Eades

                                               Title: CFO